                                                                              EXECUTION COPY

                            ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS  ASSIGNMENT  AND  ASSUMPTION  AGREEMENT,  dated  December 1,  2004,  between  DLJ
Mortgage Capital, Inc., a Delaware corporation ("Assignor"),  and Credit Suisse First Boston
Mortgage Securities Corp., a Delaware corporation ("Assignee"):

      For and in  consideration  of the  sum of TEN  DOLLARS  ($10.00)  and  other  valuable consideration  the receipt and  sufficiency  of which  hereby are  acknowledged,  and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.    The Assignor hereby grants,  transfers and assigns to Assignee all of the right, title and interest of Assignor,  as Purchaser,  in, to and under (a) those certain  Mortgage Loans listed on Exhibit A attached hereto (the "Mortgage Loans") and (b) those certain  agreements listed on Exhibit B attached hereto (the "Agreements") with respect to the Mortgage Loans.

      The Assignor  specifically  reserves and does not assign to the Assignee hereunder any and all right,  title and interest in, to and under and all obligations of the Assignor with respect to any mortgage  loans subject to the  Agreements  which are not the Mortgage  Loans set forth on  Exhibit A  attached  hereto and are not the  subject  of this  Assignment  and
Assumption Agreement.

2.    The Assignor warrants and represents to, and covenants with, the Assignee that:

(a)   The  Assignor  is the  lawful  owner of the  Mortgage  Loans  with  the full  right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

(b)   The  Assignor  has not  received  notice or,  and has no  knowledge  of, any  offsets, counterclaims or other defenses with respect to the Agreements or the Mortgage Loans;

(c)   The Assignor has not waived or agreed to any waiver under,  or agreed to any amendment or  other  modification  of,  the  Agreements  or  the  Mortgage  Loans,  including  without limitation  the transfer of the servicing  obligations  under the  Agreements.  The Assignor has no knowledge  of, and has not received  notice of, any waivers  under or  amendments  or other  modifications  of, or assignments of rights or obligations  under or defaults  under, the Agreements, or the Mortgage Loans; and

(d)   Neither  the  Assignor  nor  anyone  acting on its behalf  has  offered,  transferred, pledged,  sold or  otherwise  disposed of the Mortgage  Loans,  any interest in the Mortgage
Loans or any other similar  security to, or solicited any offer to buy or accept a transfer, pledge or other  disposition  of the Mortgage  Loans,  any interest in the Mortgage Loans or any other similar  security from, or otherwise  approached or negotiated with respect to the
Mortgage Loans,  any interest in the Mortgage Loans or any other similar  security with, any person in any manner, or made by general  solicitation by means of general advertising or in any other manner,  or taken any other action which would  constitute a  distribution  of the
Mortgage  Loans under the  Securities Act of 1933 (the "1933 Act") or which would render the disposition  of the  Mortgage  Loans a  violation  of  Section 5 of the 1933 Act or  require registration pursuant thereto.

3.    The Assignee warrants and represents to, and covenants with, the Assignor that:

(a)   The Assignee is a corporation  duly organized,  validly  existing and in good standing under the laws of the  jurisdiction of its  incorporation,  and has all requisite  corporate power and authority to acquire, own and purchase the Mortgage Loans;

(b)   The Assignee has full  corporate  power and authority to execute,  deliver and perform under this  Assignment and Assumption  Agreement,  and to consummate  the  transactions  set forth herein.  The execution,  delivery and  performance of the Assignee of this  Assignment and  Assumption  Agreement,  and the  consummation  by it of the  transactions  contemplated hereby,  have been duly authorized by all necessary  corporate action of the Assignee.  This
Assignment  and  Assumption  Agreement  has been duly executed and delivered by the Assignee and  constitutes  the valid and  legally  binding  obligation  of the  Assignee  enforceable against the Assignee in accordance with its respective terms;

(c)   To the  best  of  Assignee's  knowledge,  no  material  consent,  approval,  order  or authorization of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by the Assignee in connection  with the execution,  delivery or  performance  by the  Assignee  of  this  Assignment  and  Assumption  Agreement,  or the consummation by it of the transactions contemplated hereby;

(d)   The Assignee  agrees to be bound,  as  Purchaser,  by all of the terms,  covenants and conditions of the  Agreements  and the Mortgage  Loans,  and from and after the date hereof, the Assignee  assumes for the benefit of the Assignor all of the  Assignor's  obligations as
Purchaser thereunder, with respect to the Mortgage Loans;

(e)   The Assignee  understands  that the Mortgage Loans have not been registered  under the
1933 Act or the securities laws of any state;

(f)   The purchase  price being paid by the Assignee for the Mortgage  Loans is in excess of
$250,000 and will be paid by cash  remittance of the full  purchase  price within sixty (60)
days of the sale;

(g)   The Assignee is acquiring the Mortgage  Loans for  investment for its own account only and not for any other person;

(h)   The Assignee  considers  itself a substantial,  sophisticated  institutional  investor having such  knowledge and  financial and business  matters that it is capable of evaluating the merits and the risks of investment in the Mortgage Loans;

(i)   The Assignee has been  furnished  with all  information  regarding the Mortgage  Loans that it has requested from the Assignor;

(j)   Neither  the  Assignee  nor  anyone  acting on its behalf  has  offered,  transferred, pledged,  sold or  otherwise  disposed of the  Mortgage  Loans,  an interest in the Mortgage
Loans or any other similar  security to, or solicited any offer to buy or accept a transfer, pledge or other  disposition  of the Mortgage  Loans,  any interest in the Mortgage Loans or any other similar  security from, or otherwise  approached or negotiated with respect to the
Mortgage Loans,  any interest in the Mortgage Loans or any other similar  security with, any person in any manner,  or made any general  solicitation by means of general  advertising or in any other manner,  or taken any other action which would constitute a distribution of the
Mortgage  Loans under the 1933 Act or which would  render the  disposition  of the  Mortgage
Loans a violation  of Section 5 of the 1933 Act or require  registration  pursuant  thereto, nor will it act,  nor has it  authorized  or will it  authorize  any person to act,  in such manner with respect to the Mortgage Loans; and

(k)   Either:  (1) the Assignee is not an employee  benefit plan ("Plan") within the meaning of  section  3(3) of the  Employee  Retirement  Income  Security  Act of  1974,  as  amended
("ERISA") or a plan (also "Plan")  within the meaning of Section  4975(e)(1) of the Internal
Revenue Code of 1986,  as amended  ("Code"),  and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of,  investment  manager of, as named  fiduciary of, as Trustee of, or with assets of, a Plan;  or (2) the  Assignee's  purchase of the  Mortgage
Loans will not result in a  prohibited  transaction  under  section  406 of ERISA or Section
4975 of the Code.

      IN WITNESS  WHEREOF,  the parties have caused this  Assignment  and  Assumption  to be executed by their duly authorized officers as of the date first above written.

DLJ MORTGAGE CAPITAL, INC.,              CREDIT SUISSE FIRST BOSTON MORTGAGE
as Assignor                              SECURITIES CORP.,
                                         as Assignee

By:                                      By:
         Name: Peter Sack                         Name: John P. Graham
         Title:  Vice President                   Title:  Vice President

Taxpayer Identification Number:          Taxpayer Identification Number:
13-3460798                               13-3320910

                                            A-1
                                         EXHIBIT A

                                   Mortgage Loan Schedule

              [Attached as Schedule I to the Pooling and Servicing Agreement]

                                            B-1
                                         EXHIBIT B

                                     List of Agreements

                     [On file with Orrick, Herrington & Sutcliffe LLP]